REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Investors of
International Income Portfolio:

In planning and performing our audit
of the financial statements
of International Income Portfolio
(the "Portfolio") as of and for
the year ended October 31, 2007,
in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of

expressing our opinion on the financial
statements and to comply
with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio's internal control over financial reporting.
Accordingly, we express
no such opinion.

The management of the Portfolio is
responsible for establishing
and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A portfolio's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial
reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a
control does not allow management or
employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A significant deficiency is a
control deficiency, or combination of
control deficiencies, that
adversely affects the portfolio's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the portfolio's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolio's
internal control over financial
reporting was for the limited purpose
described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted
no deficiencies in the Portfolio's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of October 31, 2007.

This report is intended solely for the
information and use of
management and the Trustees of International
Income Portfolio
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 17, 2007